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                           EXHIBIT 23

       CONSENT OF ERNST & YOUNG LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the stock benefit plan (Form S-8 Numbers 33-28858, 33-10179, and 2-83640) and automatic dividend reinvestment plan (Form S-3 Numbers 33-48306 and 2-72599) of Washington National Corporation and in the related Prospectuses of our report dated March 7, 1997, with respect to the consolidated financial statements and schedules of Washington National Corporation included in this Annual Report (Form
10-K) for the year ended December 31, 1996.





                                        ERNST & YOUNG LLP


Chicago, Illinois
March 25, 1997